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                          EXECUTIVE SEVERANCE AGREEMENT


     AGREEMENT, dated as of January 2, 1992, by and between Lifecodes Corporation, a New York corporation having offices at 550 West Avenue, Stamford, Connecticut 06902 (the "Company"), and Jacob Victor, whose residence address is 25 Pleasant Avenue, Passaic, New Jersey 07055 (the "Executive).

     The Company's Board of Directors considers the continued services of key executives of and consultants to the Company to be in the best interest of the Company and its stockholders.

     The Company's Board of Directors desires to assure and has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of key executives of and consultants to the Company to their duties without personal distraction of conflict of interest in circumstances arising from the possibility or occurrence of a change in control of the Company.

     In consideration of the premises and the covenants and agreements contained herein, and other good and valuable consideration, the Company and the Executive agree as follows:

     1. Services During Certain Events. In the event a proposal is made to effect a Change in Control (as defined in Section 3 hereof), the Executive agrees that he will not voluntarily leave the employ of or cancel his consultancy with the Company and will render the services contemplated in the recitals of this Agreement until such proposal for a Change in Control is terminated or abandoned or until six (6) months after a Change in Control has occurred.

     2. Termination. For purposes of this Agreement, a "Termination" shall be deemed to have occurred in the event that the Executive's employment by or consultancy with the Company is terminated at any time from six months prior to a Change in Control to two years following a Change in Control;

          (a) by the Company for reasons other than "cause" (as defined in Section 6 hereof), "disability" (as defined in Section 6 hereof), death or attainment of age 65;

          (b) by the Executive following the occurrence of any of the following events without the Executive's consent:

               (i) the assignment of the Executive to any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status immediately preceding such change in Control, or a change in his reporting responsibilities or


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          titles within the Company in effect at such time resulting in a reduction of his responsibilities or position at the Company;

               (ii) a reduction of the Executive's annual salary unless it is part of a general salary reduction plan affecting other Executives;

               (iii) a material reduction in any year if the ratio of incentive compensation or fringe benefits received by the Executive pursuant to any bonus, incentive or fringe benefit plan (the "Benefit Plans") to his annual salary in such year, which reduction is greater than the average reduction in the ratio of such incentive compensation or fringe benefits to annual salary received by all participants under the Benefit Plans; as used here, adjustments to incentive compensation based upon personal or general business performance will not be considered material;

               (iv) a material increase in the amount of travel required of the Executive in connection with his employment by the Company, or the transfer of the Executive to a location requiring a change in his residence; or

               (v) any failure by the Company to comply with and satisfy Section 8 of this Agreement; or

          (c) by the Executive, if he shall determine in good faith (and give written notice to the Company's Board of Directors specifying what it is that prevents him from performing his duties) that due to the Change in Control (including any changes in circumstances at the Company that directly of indirectly affect the Executive's position, duties, responsibilities or status immediately preceding the change in Control) he is no longer able effectively to discharge his duties and responsibilities and the situation is not remedied to the reasonable satisfaction of the Executive within 30 days of receipt by the Company of written notice from the Executive of such determination.

     3. Change in Control. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if:

          (a) the stockholders of the Company shall approve (i) any consolidation or merger of the Company or any subsidiary of the Company where (A) the stockholders of the Company, immediately prior to such consolidation or merger, would not, immediately after such consolidation or merger, beneficially own, directly or indirectly, Voting Securities (as defined below) representing in the aggregate more than 50% of the combined voting power of the Voting Securities of the surviving entity (or of its ultimate parent corporation, if any) or (B) the members of the Board of Directors of the Company, immediately prior to the consolidation or


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     merger, would not, immediately after the consolidation or merger, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company;

          (b) individuals who, as of the date hereof, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the then Incumbent Directors (other than an election or nomination of an individual whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be, for purposes of this Agreement, considered as though such individual were an Incumbent Director; or

Notwithstanding the foregoing, a "Change in Control" of the Company shall not be deemed to have occurred for purposes of the foregoing clause (c) solely as the result of an acquisition of securities by the Company which, by reducing the number of Common Shares of other Voting Securities outstanding increases (i) the proportionate number of Common Shares beneficially owned by any person to more than 50% of the Common Shares then outstanding or (ii) the proportionate voting power represented by more than 50% of the combined voting power of all then outstanding Voting Securities beneficially owned by any person to more than 50% of the combined voting power of all then outstanding Voting Securities;

As used herein, the term "Voting Securities" when used with respect to a corporation shall mean all then outstanding securities of such corporation entitled under ordinary circumstances to vote in the election of the directors of such corporation.

     4. Rights and Benefits upon Termination or Change in Control.

          (a) Severance Payment. Subject to Sections 6 and 11(a) hereof, in the event of a Termination the Company shall pay the Executive, in twelve equal monthly installments, or, at the Executive's option, in twenty-four (24) equal monthly installments, beginning no later than 30 days following the Executive's Termination, the greater of the Executive's annual salary or annual consultancy payment as in effect immediately prior to (i) the Termination or (ii) a Change in Control. The Company agrees to pay a minimum of four (4) monthly installments.

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          (b) Stock Options. Immediately prior to a change in Control, all outstanding options to buy Company stock held by the Executive shall become fully vested and immediately exercisable.

          (c) Restricted Stock. Immediately prior to Change in Control, any (i) repurchase agreement or (ii) right first refusal agreement between the Executive and the Company with respect to the Company stock shall terminate and the Executive's ownership of all shares of company stock shall fully vest.

     5. Certain Additional Payments by the Company. The Company covenants that all material facts concerning the payments provided under this Agreement will be adequately disclosed to the stockholders of the company and that it will use its best efforts to obtain stockholder approval of the Agreement.

     6. Conditions to the Obligations of the Company. The rights and benefits provided in Section 4 hereof shall not accrue to the Executive if any of the following events shall occur:

          (a) The Company shall terminate the Executive's employment or consultancy for "cause". For purposes of this Agreement, termination of employment or consultancy for "cause" shall mean (i) the Executive's conviction for, or plea of nolo contendere to, a crime involving moral turpitude or a felony, (ii) the Executive's commission of an act of personal dishonesty or breach of fiduciary duty resulting in substantial personal profit in connection with the Executive's employment by the company, (iii) willful and gross misconduct by the Executive in the course of his duties, or (iv) deliberate and intentional continuing refusal by the Executive to perform duties or responsibilities that are properly assigned to the Executive (except for nonperformance because of incapacity due to illness or accident).

          (b) Following a Termination, the Executive shall not, upon receiving a written request to do so, resign as a director and/or officer of the Company and of each subsidiary and affiliate of the Company of which he is then serving as a director and/or officer.

          (c) The Company shall terminate the Executive's employment or consultancy for "disability". For purposes of this Agreement, "disability" shall mean a physical or psychological condition of the Executive which renders him unable to perform his duties for the Company for a period for six months or longer, as confirmed in writing by the Executive's independent physician.

     7. Arbitration and Expenses.

          (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration,


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     conducted before a panel of three arbitrators in Stamford, Connecticut, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall be approved by both the Company and the Executive and their decision shall be binding on the parties and conclusive for all purposes. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company.

          (b) The Company shall pay or reimburse the Executive for all reasonable costs and expenses (including, without limitation, attorneys' fees) incurred by the Executive as a result of any claim, action or proceeding (including a claim, action or proceeding in which the Executive prevails against the Company) arising out of, or challenging the validity, advisability or enforceability of, this Agreement or any provision hereof.

     8. Successors. The Company shall use its reasonable best efforts to cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Upon transfer of the business the new entity will be responsible for execution of this contract. As used herein, "the Company" shall include any successor to all or substantially all of the Company's business or assets which executes and delivers an agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     9. Notice of Termination. Any termination of the Executive's employment by or consultancy with the Company shall be communicated to the Executive at the address set forth above (or such other address as the Executive shall have notified the Company in writing for purposes of this Agreement) in a written notice and, except for termination of "cause", shall specify a termination date no sooner than 15 days after the giving of such notice.

     10. Term of Agreement. This Agreement shall terminate on December 31, 1994; provided, however, that this Agreement shall automatically renew upon the anniversary date for successive one-year terms unless the Company's Board of Directors notifies the Executive in writing at least 30 days prior to a December 31st expiration date that it does not wish to renew the Agreement for an additional term; and provided further that if a Change in Control occurs during the term of an additional term of this Agreement, the Agreement shall continue in effect for two years following such Change in Control.


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     11. Miscellaneous.

          (a) Duty to Mitigate; Other Severance Payments. If a Termination is deemed to occur, the Executive shall during the one-year period subsequent to his termination notify the Company of any employment when obtained, and the severance payment provided under Section 4(a) hereof shall be offset by any compensation which he receives from such employment during the one-year period subsequent to his Termination. Furthermore, the severance payment provided under Section 4(a) hereof shall also be offset by any other severance payment which the Executive receives under any employment agreement with the Company, including damages for breach of any such agreement. Such mitigation shall not reduce the minimum four (4) month severance as described in paragraph 4(a).

          (b) Assignment. No right, benefit or interest hereunder shall be subject to assignment, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or litigation, or to execution, attachment, levy or similar process; provided, however, that the Executive may assign any right, benefit or interest hereunder if such assignment is permitted under the terms of any plan or policy of insurance or annuity contract governing such right, benefit or interest.

          (c) Construction of Agreement. Nothing in this Agreement shall be construed to amend any provision of any plan or policy of the Company. This Agreement is not, and nothing herein shall be deemed to create, a commitment of continued employment or consultancy of the Executive by the Company.

          (d) Amendment. This agreement may not be amended, modified or canceled except by written agreement of the parties.

          (e) Waiver. No provision of this Agreement may be waived except by a writing signed by the party to be bound thereby.

          (f) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

          (g) Taxes. Any payment or delivery required under this Agreement shall be subject to all requirements of the law with regard to withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

          (h) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut.


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          (i) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby.




                                            LIFECODES CORPORATION



                                            By: /s/ Walter Fredericks
                                               ------------------------
                                               President CEO
                                               ------------------------




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